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Exhibit 10.43



                       THIRD AMENDMENT TO CREDIT AGREEMENT



                                  by and among


                                   ELDERTRUST,
                    a Maryland real estate investment trust,



                    ELDERTRUST OPERATING LIMITED PARTNERSHIP,
                         a Delaware limited partnership,



                                 VARIOUS BANKS,


                                       and



                      GERMAN AMERICAN CAPITAL CORPORATION,
                             as Administrative Agent


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                           Dated as of January 3, 2000


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                       THIRD AMENDMENT TO CREDIT AGREEMENT

                  This THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of January 3, 2000 (this "Agreement"), by and among ELDERTRUST (the "REIT"), a Maryland real estate investment trust, ELDERTRUST OPERATING LIMITED PARTNERSHIP (the "Borrower"), a Delaware limited partnership, the Banks from time to time party to the Credit Agreement (defined below), and GERMAN AMERICAN CAPITAL CORPORATION (the "Administrative Agent").

                  Unless the context otherwise requires, all capitalized terms used in this Agreement shall have the respective meanings set forth herein or in that certain Credit Agreement dated as of January 30, 1998 (as amended by a First Amendment to Credit Agreement dated as of January 29, 1999 (the "First Amendment") and a Second Amendment to Credit Agreement dated as of March 31, 1999 (the "Second Amendment") and as it may be further amended, restated, replaced, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the REIT, the Borrower, the various Banks that from time to time become parties under the Credit Agreement, Deutsche Bank AG, New York Branch (as Issuing Bank) and the Administrative Agent.


                              W I T N E S S E T H :
                              ---------------------


                  WHEREAS, the Borrower and the REIT have requested, and the Banks have agreed, to (i) extend the Maturity Date of the Loans which have heretofore been made to the Borrower, and (ii) otherwise modify the Credit Agreement in certain respects, in each case, on and subject to the terms and conditions set forth herein.


                  WHEREAS, because the current Maturity Date of January 1, 2000 is not a Business Day, the current Maturity Date is deemed extended to the first Business Day following such date.

                  NOW, THEREFORE, in consideration of the foregoing, the agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is agreed:

                  1. Extension of Maturity Date. Effective on the Effective Date (as defined below), the Maturity Date of the Loans shall be extended from January 1, 2000 to June 30, 2001.

                  2. Future Borrowings. Effective on the Effective Date, future Borrowings of Loans shall be permitted, provided, however, that the aggregate maximum principal amount of Loans that may be outstanding during the period from the Effective Date to the Maturity Date shall not exceed the lesser of (i) $45,419,720 and (ii) as of any Borrowing date, the Borrowing Base then in


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effect. From and after the Effective Date, re-Borrowings of Loans shall not be permitted after repayment, except for a portion of the Total Commitment equal to $5,750,000 (the "Revolving Loan Portion"), which portion of the Total Commitment may be repaid and re-Borrowed in accordance with the provisions of the Credit Agreement. Future payments made by the Borrower in reduction of principal of Loans shall be applied first to the repayment of the outstanding principal of the Revolving Loan Portion. Effective on the Effective Date, the Total Commitment shall be reduced to $45,419,720, and the Total Commitment shall be further reduced from time to time in connection with (and in an amount equal to the amount of) any repayment of Loans made by the Borrower which is applied to the reduction of principal of Loans not constituting part of the Revolving Loan Portion. The parties hereto acknowledge and reconfirm that, pursuant to the First Amendment, (i) Letters of Credit are no longer available under the Credit Documents, and (ii) additions to the Borrowing Base are no longer permitted.

                  3. Interest Rate. Effective on the Effective Date, the definition of "Applicable Margin" set forth in the Credit Agreement shall be restated in its entirety as follows:

                  " "Applicable Margin" shall mean: (a) with respect to a Eurodollar Loan, 2.75%, and (b) with respect to a Base Rate Loan, 1.5%; provided, however, that during any period in which
                  (A) the aggregate outstanding principal amount of Loans exceeds 80% of the Borrowing Base then in effect, or (B) the Borrowing Base is comprised exclusively of Borrowing Base Pledged Mortgage Loans, "Applicable Margin" shall mean: (x) with respect is a Eurodollar Loan, 3.25%, and (y) with respect to a Base Rate Loan, 2.0%."

                  4. Amortization. Effective on the Effective Date, Section 3.02 of the Credit Agreement is hereby amended by changing the designation of Subsection "(h)" thereof to Subsection "(i)", and by adding the following new Subsection (h) thereto:

                  "(h) Commencing on February 1, 2000 and on the first Business Day of each calendar month thereafter until the Maturity Date, the Borrower shall repay Loans in an amount equal to 0.22% of the aggregate principal amount of Loans outstanding on the first Business Day of the immediately preceding calendar month."


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                  5. Interest Coverage Ratio. Effective on the Effective Date,
Section 8.10 of the Credit Agreement shall be restated in its entirety to read as follows:

                  "8.10 Minimum Interest Coverage Ratio. The REIT will not permit the ratio of Consolidated EBITDA to Consolidated Interest Expense for the Test Period then ended to be less than 1.75:1.00 at any time."

                  6. Montchanin Pledged Mortgage Loan. Effective on the Effective Date, the Administrative Agent consents to a waiver by the Borrower of its option to acquire the real property securing the Montchanin Pledged Mortgage Loan. The Borrower shall repay principal of Loans in an amount equal to the greater of (i) the Borrowing Base Amount for the Montchanin Pledged Mortgage Loan and (ii) 100% of the proceeds received by the Borrower in connection with the repayment of the Montchanin Pledged Mortgage Loan, in either case, within one (1) Business Day of its receipt of such amounts.

                  7. Certain Matters in Connection with Payment of Dividends. Effective on the Effective Date, provided that no Event of Default has then occurred and is continuing, the REIT will be permitted to declare and pay regular dividends through June 30, 2001 in accordance with Section 8.03 of the Credit Agreement. The proviso at the end of Section 8.03 of the Credit Agreement is hereby restated in its entirety as follows:

                  "; provided, that the aggregate amount of cash Dividends paid by the REIT pursuant to this clause (iii) in any fiscal quarter of the REIT shall not exceed 95% of the REIT's estimated funds from operations (as determined pursuant to the definition of "funds from operations" of the National Association of Real Estate Investment Trusts as in effect on January 30, 1998) for such fiscal quarter, except for additional cash Dividends of up to $3,000,000 in the aggregate that may be paid by the REIT from time to time during the period from the Effective Date to the Maturity Date; and provided further that, except with respect to Dividends paid on or about January 15, 2000 and on or about January 15, 2001, no Dividends shall be paid by the REIT pursuant to this clause
                  (iii) in any fiscal quarter of the REIT prior to the release by the REIT of its quarterly earnings report.".

                  8. Facility Fee. Effective on the Effective Date, the Borrower shall pay a monthly facility fee to the Administrative Agent on the first Business Day of each calendar month, commencing on February 1, 2000, in an amount equal to 0.0625% of the Total Commitment then in effect net of any prepayments made on such day (other than prepayments applied to the Revolving Loan Portion).

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                  9. Reserve Account. Effective on the Effective Date, Paragraph
4 of the Second Amendment is hereby modified by inserting after Subparagraph 4(c)(ii) thereof the following new Subparagraph:

                  "(iii) Third, the Administrative Agent shall, on the due dates therefor, apply the Account Collateral to the principal payments due in respect of the Loans pursuant to Section 3.02(h) of the Credit Agreement".

Subparagraphs 4(c)(iii) and 4(c)(iv) of the Second Amendment shall be redesignated as Subparagraphs 4(c)(iv) Fourth and 4(c)(v) Fifth, respectively.

                  10. Agreement of Banks. The Administrative Agent, as of the date hereof, is the only Bank (as defined in the Credit Agreement) and accordingly, and notwithstanding the provisions of Section 2.03(b) of the Credit Agreement, the only consent required for the effectiveness of this Agreement is that of the Administrative Agent. The consent of the Administrative Agent shall be granted upon satisfaction of all applicable conditions precedent set forth in Paragraph 11 of this Agreement.

                  11. Effective Date; Conditions Precedent. This Agreement shall be effective on the date (the "Effective Date") upon which all of the following conditions have been satisfied:

                  (a) The parties hereto shall have executed and delivered this Agreement;

                  (b) The Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Officer of the Borrower stating that no Default or Event of Default under the Credit Agreement and the other Credit Documents has occurred and is continuing as of the Effective Date. In addition, the Administrative Agent shall be satisfied that the Borrower, the REIT and its Subsidiaries are in compliance with all of their respective obligations under the terms of the Credit Agreement and the other Credit Documents;

                  (c) The Borrower shall have paid a non-refundable loan maturity extension fee (the "Extension Fee") to the Administrative Agent in an amount equal to the sum of (i) $57,500 and (ii) 1.0% of the aggregate principal amount of Loans outstanding on the Effective Date; provided, however, in the event the Borrower is unable to transmit the Extension Fee to the Administrative Agent on the Effective Date because of so called "Y2K" problems, this condition shall be deemed waived and the Borrower agrees to pay the Extension Fee to the Administrative Agent as soon as practicable thereafter and, in any event, it shall be an Event of Default in the event the Borrower fails to pay the Extension Fee within ten (10) days of the Effective Date.

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                  (d) The Borrower shall have executed and/or delivered or
caused to be executed and/or delivered to the Administrative Agent such documents and instruments with respect to this Agreement and the transactions contemplated herein as the Administrative Agent may reasonably request, including without limitation, the following: (i) reconfirmations of the Subsidiaries Guaranty and the Parent Guaranty; (ii) mortgage modification agreements in recordable form, to be filed in the records where each Mortgage is filed, evidencing the maturity date extension, the interest rate modification and the other aspects of this Agreement, in form and content satisfactory to the Administrative Agent; (iii) endorsements to the mortgagee title insurance policies insuring the liens of the Mortgages, down-dating coverage and insuring the Mortgages as modified by the mortgage modifications referred to in clause
(ii) above; and (iv) one or more opinions of counsel to the REIT and its Subsidiaries, in form and content satisfactory to the Administrative Agent, addressing such matters as the Administrative Agent may reasonably request, including, without limitation, the enforceability of this Agreement;

                  (e) The REIT and the Borrower shall each ratify, affirm, reaffirm and confirm to the Administrative Agent in writing that each of the representations, warranties, covenants and agreements made by the REIT and the Borrower in the Credit Agreement and the other Credit Documents as supplemented and modified hereby are true, correct and complete as of the Effective Date; and

                  (f) The REIT and the Borrower shall deliver to the Administrative Agent current certificates of good standing for each of the REIT and the Borrower issued by the Secretary of State of the states in which each entity is formed.

                  12. Amendments to all Existing Loan Documents. From and after the Effective Date, each reference in any of the Credit Documents relating to the Credit Agreement shall be a reference to the Credit Agreement as supplemented and modified hereby. In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement, the terms of this Agreement shall supersede and be controlling.

                  13. Enforceable Obligations. The REIT and the Borrower hereby ratify, affirm, reaffirm, confirm, acknowledge and agree that (i) the Credit Agreement, and the other Credit Documents, as supplemented and modified by this Agreement, represent the valid, enforceable and collectible obligations of the REIT and the Borrower, and (ii) the Liens, security interests, assignments and other rights evidenced by the Credit Agreement and the other Credit Documents, as supplemented and modified by this Agreement, continue uninterrupted from the their original dates of execution and delivery.

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                  14. Payment of Expenses. The Borrower agrees to pay all costs and expenses incurred by the Administrative Agent in connection herewith including, without limitation, all recordation and filing fees, servicing fees, taxes and reasonable attorneys' fees and expenses.

                  15. Limitation of Amendments. This Agreement is limited as specified and other than the specific terms and provisions contained herein shall not constitute an amendment, modification or waiver of, or otherwise affect, in any way, any other provisions of the Credit Agreement, the Notes, the Mortgages or any other Credit Documents.

                  16. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  17. Captions, etc. The use of the singular shall include the plural when the context requires and vice versa. The captions contained herein are for purposes of convenience and are not part of this Agreement.

                  18. Further Assurances. The REIT and the Borrower agree to execute and deliver, or cause to be executed and delivered, to the Administrative Agent all other instruments, certificates, agreements, consents and opinions, and to take, or cause to be taken, such other actions as the Administrative Agent may reasonably require in order to accomplish, evidence or confirm the terms of this Agreement. In connection with the foregoing, the Borrower agrees to pay or provide for to the satisfaction of the Administrative Agent and Issuing Bank the payment of all costs and expenses in connection therewith, including, without limitation, all attorney's fees and expenses.

                  19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including, without limitation, Section 5-1401 of the General Obligations Law, but otherwise without regard to conflict of law principles.


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                  IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be duly executed and delivered by its duly authorized representatives as of the day and year first above written.



                              ELDERTRUST



                              By: /s/ D. Lee McCreary Jr.
                                  -----------------------------------
                                  Name: D. Lee McCreary, Jr.
                                  Title: President and Chief Executive Officer



                              ELDERTRUST OPERATING
                                LIMITED PARTNERSHIP

                              By: ElderTrust, general partner



                              By: /s/ D. Lee McCreary, Jr.
                                  -----------------------------------
                                  Name: D. Lee McCreary, Jr.
                                  Title: President and Chief Executive Officer



                              GERMAN AMERICAN CAPITAL
                                CORPORATION, as a Bank and as
                                Administrative Agent



                              By: /s/ Christopher Tognola
                                  -----------------------------------
                                  Name: Christoper Tognola
                                  Title: Vice President



                              By: /s/ John Griffin
                                  -----------------------------------
                                  Name: John Griffin
                                  Title: Vice President





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